                              EXHIBIT 11

           COMMERCE GROUP CORP. AND CONSOLIDATED SUBSIDIARIES

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             SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                           Years Ended March 31

                                      2007          2006          2005

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BASIC/DILUTED

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Net income (loss) for primary

 income per common share          $  (173,197)  $  (162,085)    $(229,936)

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Weighted average number of

 common shares outstanding

 during the year - basic/diluted    25,457,052    23,834,988    22,581,814

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Income (loss) per common

 share - basic/diluted            $      (.01)  $      (.01)  $      (.01)

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